SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2006

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407

Dallas, TX  75205

 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2006, Earth Biofuels, Inc. (the “Company”) signed a Letter of Intent to acquire a biodiesel production facility from Systems Management Solutions, Inc. (“SMS”). The facility, located near San Antonio, Texas, currently supplies most of its production of biodiesel to the Company, and is in the process of expanding its production capacity. The Company plans to sell the fuel produced by this facility under its brand name “BioWillie” to local markets and other areas of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date: May 8, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO